Exhibit (k)(2)(b)

AMENDMENT TO AMENDED AND RESTATED SUB-TRANSFER AGENCY SUPPORT

SERVICES AGREEMENT

This Amendment to the Amended and Restated Sub-Transfer Agency Support Services Agreement (the “Amendment”) dated as of             ,2023 (the “Effective Date”) is between Eaton Vance Management (“EVM”) and each investment company indicated on the signature page hereto and any series of such investment company (collectively, the “Funds”). EVM and the Funds are collectively referred to as the “Parties”. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

WHEREAS, each Fund and EVM are parties to that certain Amended and Restated Sub-Transfer Agency Support Services Agreement dated as of September 1, 2017, as amended, modified or supplemented from time to time (the “Agreement”); and

WHEREAS, the Parties desire to amend and supplement the Agreement upon the following terms and conditions.

NOW, THEREFORE, for and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Fund and EVM hereby agree that the Agreement is amended and supplemented as follows:

1.	The Agreement is hereby amended as of the Effective Date by deleting the reference to “open-end investment company” in the first paragraph of the Agreement and replacing it with “investment company”.

2.	The Agreement is hereby amended as of the Effective Date by deleting Appendix A to the Agreement in its entirety and replacing it with the following:

Appendix A

List of Investment Companies

The following registered investment companies and the series thereof, if any, are parties to this Agreement. Each such entity except Eaton Vance Series Fund, Inc. is also a party to the Services Agreement.

Eaton Vance Investment Trust

Eaton Vance Municipals Trust

Eaton Vance Municipals Trust II

Eaton Vance Mutual Funds Trust

Eaton Vance Special Investment Trust

Eaton Vance Growth Trust

Eaton Vance Series Trust II

Eaton Vance Series Fund, Inc.

Eaton Vance Floating-Rate Opportunities Fund

3.	The Agreement is hereby amended as of the Effective Date by deleting Appendix B to the Agreement in its entirety and replacing it with the Appendix B as attached hereto.

4.	Except as specifically modified by this Amendment, all terms and conditions of the Agreement shall remain in full force and effect.

5.	The governing law provision of the Agreement shall be the governing law provision of this Amendment.

6.

The Parties organized as trusts acknowledge the provisions of each other’s Declarations of Trust limiting the personal liability of the trustees, officers, employees and shareholders of each, and hereby agree that each shall have recourse only to the other for payments of claims or obligations arising out of this Amendment and shall not seek satisfaction from any trustee, officer, employee or shareholder of the other.

7.	This Amendment may be executed in two or more counter-parts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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[Signature page follows]

Eaton Vance Management

By:

Name:

Title:

Eaton Vance Investment Trust

Eaton Vance Municipals Trust

Eaton Vance Municipals Trust II

Eaton Vance Mutual Funds Trust

Eaton Vance Special Investment Trust

Eaton Vance Growth Trust

Eaton Vance Series Trust II

Eaton Vance Series Fund, Inc.

Eaton Vance Floating-Rate Opportunities Fund

By:

Name:

Title:

Appendix B

Services1

Sub-Transfer Agency (“Sub-TA”) Services. EVM shall maintain a call center staffed by appropriate personnel to:

a.	Respond to inquiries from shareholders and their representatives concerning their ownership of Fund shares;

b.	Process requests for account maintenance (changes to distribution options, addresses, etc.);

c.	Process requests for transactions that may be submitted via telephone (e.g., exchanges and redemptions, as applicable); and

d.

Respond to inquiries regarding repurchase offers by any Fund that operates as an “interval fund” in accordance with Rule 23c-3 under the Investment Company Act of 1940, as amended (the “1940 Act”) (such a Fund, an “Interval Fund”) and help facilitate repurchase requests submitted by Interval Fund shareholders.

In connection with the foregoing, EVM shall maintain access to Fund account records through BNYM’s system.

Compliance Monitoring Services. The Funds other than any Interval Fund have adopted Policies and Procedures Relating to Market Timing of Fund Shares (the “Procedures”) and are entitled to receive information about Fund shareholder transactions (“Shareholder Information”) pursuant to shareholder information agreements (or similar agreements) entered into with various certain Financial Intermediaries. With respect to the foregoing, EVM will:

a.	establish guidelines for requesting Shareholder Information from Financial Intermediaries pursuant to the shareholder information agreements and make information requests pursuant thereto;

b.

facilitate the transmission of Shareholder Information by Financial Intermediaries to the Funds and the payment by the Funds of any associated fees and charges imposed by Financial Intermediaries pursuant to shareholder information agreements;

c.

establish guidelines for reviewing Shareholder Information received from Financial Intermediaries for the purpose of ensuring that transactions in Fund shares (directly or indirectly through an omnibus or networked account maintained by a Financial Intermediary) are in compliance with the Procedures;

d.	upon identifying transactions by a shareholder that violate the Procedures, EVM will:

i.	provide written instructions to the applicable Financial Intermediary instructing it to restrict or prohibit further purchases or exchanges of Fund shares by the shareholder;

ii.	obtain confirmation from the Financial Intermediary of the Financial Intermediary’s compliance with such instructions; and

iii.	provide periodic reporting to the Funds’ Chief Compliance Officer thereof with respect to any restrictions or prohibitions placed on a Financial Intermediary or shareholder.

iv.

[1]

EVM provides Sub-TA and Compliance Monitoring Services to all Funds. Financial Intermediary Oversight Services are provided to Funds if a Financial Intermediary is providing Sub-Accounting Services to such Fund and its shareholders.

Intermediary Oversight Services. EVM shall provide the following Intermediary Oversight Services:

a.

EVM will provide information to Financial Intermediaries that is relevant to the maintenance of shareholder sub-accounts by such Intermediaries, including but not limited to information relating to (i) Fund distributions, (ii) the tax character of Fund distributions, (iii) changes to Funds (including changes to Fund names, share classes, and policies relating to Fund share transactions), (iv) Fund corporate actions, and (v) in the case of any Interval Funds repurchase offers conducted by such Funds pursuant to Rule 23c-3 under the 1940 Act;

b.

EVM will assist efforts by Financial Intermediaries to ensure that Fund communications (including proxy statements; shareholder reports; notices and other materials relating to repurchase offers conducted by Interval Funds; and summary and statutory prospectuses, and Statements of Additional Information, including any supplements thereto, distributed to existing shareholders) are delivered to shareholders in a timely fashion, including working with the mailing agent of any Intermediary for such purpose;

c.

EVM shall establish a program to monitor and oversee the Sub-Accounting Services required to be provided by a Financial Intermediary pursuant to the relevant Sub-Accounting Agreement. Such program shall include a risk-based review of the Sub-Accounting Services provided by Financial Intermediaries, including a review of some or all of the following: (i) internal or third party assessments of the Financial Intermediary’s internal controls and/or service levels (i.e., SSAE 16 reports, Financial Intermediary Control and Compliance Assessment, or similar reports); (ii) Financial Intermediary shareholder response times; (iii) resiliency of the shareholder accounting or recordkeeping system(s); (iv) accuracy and timeliness of processing financial and non-financial transactions in shareholder accounts; (v) review of compliance with Fund prospectus requirements and shareholder notices relating to transactions in Fund shares; and (vi) business continuity capabilities; and

d.	EVM shall report annually to the Board of Trustees with respect its oversight activities and the results of its Financial Intermediary reviews during the preceding year.

Interval Fund Repurchase Offer Services. To the extent not otherwise provided for above, EVM shall be responsible for facilitating repurchase offers by Interval Funds pursuant to Rule 23c-3 under the 1940 Act with respect to shares of such Funds held of record by Financial Intermediaries, in accordance with such Funds’ policies and procedures, repurchase officer notices, and prospectus disclosure relating to such repurchase offers.